SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

              Date of report (Date of earliest event reported)
                               January 25, 1999

        AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)

                                 DELAWARE
                (State or Other Jurisdiction of Incorporation)

             0-17582                               47-0719051
             (Commission                           (IRS Employer
             File Number)                          Identification No.)

Suite 400, 1004 Farnam Street, Omaha, Nebraska                  68102
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's Telephone Number, Including Area Code (402) 444-1630


















































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Item 2:  Acquisition or Disposition of Assets

On January 25, 1999, America First Prep Fund 2 Pension Series Limited Partnership (the "Registrant") sold its four Federal National Mortgage Association mortgage-backed securities with an aggregate carrying value of $698,869 to First Union Capital Markets. The Registrant received cash proceeds of $699,907 from the sale including accrued interest. The Registrant recognized a loss of $1,534 on the sale. The price was negotiated at arms-length with the buyer. There is no relationship between First Union Capital Markets or its affiliates, on one hand, and the Registrant or any of its affiliates, directors or officers or any associate of its directors or officers on the other hand.

On January 25, 1999, the Registrant also sold all of its remaining Government National Mortgage Association mortgage-backed securities with an aggregate carrying value of $2,519,832 to America First Mortgage Investments, Inc., the owner of a majority of BUCs of the Registrant. The Registrant's cash proceeds from the sale were $2,625,050, which represented the fair market value of the securities, plus accrued interest. The Registrant recognized a gain of $91,732 on the sale.
























































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                                  SIGNATURES


				Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 1999                    AMERICA FIRST PREP FUND 2
                                       PENSION SERIES LIMITED PARTNERSHIP


                              By America First Capital
                                   Associates Limited
                                   Partnership Six, General
                                   Partner of the Registrant

                              By America First Mortgage Investments, Inc.,
                                   General Partner of America
																																			First Capital Associates
																																			Limited Partnership Six


                              By /s/ Stewart Zimmerman
                                   Stewart Zimmerman,
                                   President and Chief Executive Officer


















































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